SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2007

TITAN GLOBAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	000-32847	87-0433444
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

1700 Jay Ell Drive, Suite 200
Richardson Texas, 75081
(Address of principle executive offices)

(972) 470-9100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Gregory Sichenzia, Esq.
Thomas Rose, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Form 8-K/A is being filed as an amendment to the Form 8-K and Form 8-K/A that was filed by Titan Global Holdings, Inc. (“the Company”) related to events which occurred on September 17, 2007. The only portion of such Form 8-K being amended is to include the filing of pro forma financial statements required to be filed thereunder.

Item 9.01 Financial Statements and Exhibits

(b) Pro forma financial information
Introductory Information	F-1
Unaudited Pro Forma Condensed Combined Balance Sheet	F-4
Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended August 31, 2007	F-5
Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended August 31, 2006	F-6

(d)
Exhibit Number	Description
10.1	Stock Purchase Agreement dated as of July 17, 2007 by and among Appalachian Oil Company, Inc., the James R. Maclean Revocable Trust, Sara G. Maclean, the Linda R. Maclean Irrevocable Trust and Jeffrey H. Benedict. (Incorporated by reference to Titan’s For	(1)
10.2	Addendum to Stock Purchase Agreement dated as of July 17, 2007 by and among Appalachian Oil Company, Inc., the James R. Maclean Revocable Trust, Sara G. Maclean, the Linda R. Maclean Irrevocable Trust and Jeffrey H. Benedict. (Incorporated by reference to	(1)
10.3	Addendum to Stock Purchase Agreement dated as of August 29, 2007 by and among Appalachian Oil Company, Inc., the James R. Maclean Revocable Trust, Sara G. Maclean, the Linda R. Maclean Irrevocable Trust and Jeffrey H. Benedict.	(1)
10.4	Addendum to Stock Purchase Agreement dated as of September 14, 2007 by and among Appalachian Oil Company, Inc., the James R. Maclean Revocable Trust, Sara G. Maclean, the Linda R. Maclean Irrevocable Trust and Jeffrey H. Benedict.	(1)
10.5	Addendum to Stock Purchase Agreement dated as of September 17, 2007 by and among Appalachian Oil Company, Inc., the James R. Maclean Revocable Trust, Sara G. Maclean, the Linda R. Maclean Irrevocable Trust and Jeffrey H. Benedict.	(1)
10.6	Loan and Security Agreement dated September 17, 2007 with the Lenders that are parties thereto and Greystone Business Credit II L.L.C.	(1)
10.7	Security Agreement between Appco-KY, Inc. and Greystone Business Credit II, L.L.C.	(1)
10.8	Corporate Guaranty dated as of September 17, 2007 by Appco-KY, Inc.	(1)
10.9	Corporate Guaranty by Appalachian Oil Company, Inc. and Appco-KY, Inc.	(1)
10.10	Corporate Guaranty by Titan Global Holdings, Inc., Titan PCB West, Inc., Titan PCB East, Inc., Oblio Telecom, Inc., Titan Wireless Communications, Inc., Starttalk, Inc., and Pinless, Inc.	(1)
10.11	Trademark Security Agreement dated as of September 17, 2007 between Appalachian Oil Company, Inc. in favor of and Greystone Business Credit II, L.L.C.	(1)
10.12	Stock Pledge Agreement dated as of September 17, 2007 by Appalachian Oil Company, Inc. to and for the benefit of and Greystone Business Credit II, L.L.C.	(1)
10.13	Stock Pledge Agreement dated as of September 17, 2007 by Titan Global Holdings, Inc. to and for the benefit of and Greystone Business Credit II, L.L.C.	(1)
10.14	Purchase and Sale Agreement dated as of September 17, 2007 by and between Appalachian Oil Company, Inc. and Appco-KY, Inc., YA Landholdings, LLC and YA Landholdings 7, LLC.	(1)
10.15	Form of Land and Building Lease Agreement between YA Landholdings, LLC and Appalachian Oil Company, Inc.	(1)
10.16	Securities Purchase Agreement dated as of September 17, 2007 by and between Titan Global Holdings, Inc. and YA Global Investments, L.P.	(1)
10.17	Registration Rights Agreement dated as of September 17, 2007 by and between Titan Global Holdings, Inc. and YA Global Investments, L.P.	(1)
10.18	Security Agreement dated as of September 17, 2007 by and between Titan Global Holdings, Inc. and each of its subsidiaries listed on Schedule I thereto and YA Global Investments, L.P.	(1)
10.19	Guaranty Agreement dated as of September 17, 2007 by and between Titan Global Holdings, Inc. and each of its subsidiaries listed on Schedule I thereto and YA Global Investments, L.P.	(1)
10.20	Form of Warrant issued to YA Global Investments, L.P.	(1)
99.1	Press Release dated September 17, 2007	(1)

(1)	Previously filed and incorporated herein by reference to the Company’s Current Report on Form 8-K dated September 17, 2007 and filed on September 21, 2007.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TITAN GLOBAL HOLDINGS, INC.

By: /s/ R. Scott Hensell
R. Scott Hensell
Chief Financial Officer

Date: December 28, 2007

(b)	Pro Forma Financial Information

On September 17, 2007, the Company or “Titan” completed the acquisition of all of the issued and outstanding shares of capital stock of Appalachian Oil Company, Inc. (“Appco”), a corporation formed under the laws of Tennessee, from the James R. Maclean Revocable Trust, Sara G. Maclean, the Linda R. Maclean Irrevocable Trust and Jeffrey H. Benedict. The purchase price paid for the shares under the Appco stock purchase agreement, as amended, was $30,000,000 in cash, of which $1,000,000 will be escrowed for 18 months following the closing of the acquisition in order to secure Titan’s potential claims against the Appco sellers for any breach of their representations, warranties and covenants under the stock purchase agreement.

Appco is headquartered in Blountville, Tennessee and is primarily engaged in the distribution of petroleum fuels in eastern Tennessee, southwestern Virginia, eastern Kentucky, western North Carolina and southern West Virginia and in the ownership and operation of retail convenience stores in some of those regions.

Immediately after the closing of the acquisition by Titan, Appco and its wholly owned subsidiary, Appco-KY, Inc. (“Appco KY”) entered into a purchase and sale agreement with YA Landholdings, LLC and YA Landholdings 7, LLC (the “Real Estate Purchaser”) pursuant to which Appco and Appco-KY sold certain real property located in Kentucky, Tennessee and Virginia for $15,000,000 in cash. The purchase price was utilized to fund a portion of the acquisition of Appco. Certain of these properties were then leased back to Appco by YA Landholdings, LLC, for a term of 20 years pursuant to the terms of a Land and Building Lease Agreement. Pursuant to the terms of a consultancy arrangement between the Real Estate Purchaser and Phoenix Investors LLC (“Phoenix”), Phoenix will be paid a consulting fee equal to 20% of the profit on any sale of the real estate purchased by the Real Estate Purchaser. David Marks, Chairman of Titan, and Frank Crivello, a principal owner of Farwell Equity Partners LLC, which is a principal stockholder of Titan, are executives of Phoenix, a Titan related party.

Also on September 17, 2007, Appco entered into Loan and Security Agreement (the “Loan and Security Agreement”) with the Lenders that are parties thereto (the “Lenders”) and Greystone as Agent. The credit facility with the Lenders includes a revolving line of credit in the maximum amount of $20,000,000 less the outstanding balance under Term Notes A, B and C under the Loan and Security Agreement dated as of December 29, 2006 among Titan, Titan West, Titan East, Oblio, Titan Wireless, Start Talk, Pinless and Greystone. The credit facility also includes term loans of up to $5,200,000. An aggregate of approximately $20,300,000 was advanced to Appco at the closing.

Loans will be advanced based upon (i) 90% of eligible accounts receivable, and (ii) the sum of up to 45% of eligible convenience store inventory plus up to 75% of eligible fuel inventory. Appco is required to have a minimum loan amount of $10,000,000.

The revolving credit facility and the term loans bear interest at a rate of 1.5%, plus the prime interest rate.

Appco granted a security interest in all of its assets to the Lenders as security for the financing facility. Such security included a pledge of all trademarks and the stock of all subsidiaries. Titan and each of its subsidiaries also guaranteed the obligations.

The proceeds of the credit facility were used to fund the acquisition and operations of Appco.

Appco paid a commitment fee of $200,000 and will pay an initial term facility fee and renewal term facility fee of .675%. A loan servicing fee of .25% is payable each month based on the average daily outstanding balance outstanding under the revolving facility and the term loans. In the event of a termination of the facility, an early termination fee will be payable. Such fee equals 1% of the maximum revolving facility and the term loans if the termination occurs during the first year, which is reduced to 0.50% if termination occurs in the second year and 0.25% if terminated thereafter. Appco will also be assessed credit accommodation fees of 2% of the face amount of the letter of credit for up to 60 days and 1% of the face amount of such letter of credit for each 30 day period thereafter.

As additional consideration for the facility, Titan issued to Greystone a warrant to purchase 500,000 shares of common stock at a price of $2.00 per share, exercisable for a period of five years. Titan is obligated to register the common stock underlying the warrant within 6 months of the closing.

On July 27, 2007, the Company entered into a Finder’s Fee Agreement (the “Agreement”) with Crivello Group, LLC (“Crivello”), a majority shareholder. Pursuant to the terms of the Agreement, as consideration for Crivello presenting Titan with the opportunity to purchase Appco, Titan has agreed to pay a cash fee of $750,000 and issue 10,000,000 ten year warrants to Crivello. Such consideration shall be paid to Crivello only if Titan closes on the acquisition of APPCO. The Warrants shall be exercisable at a price of $1.30 and may also be exercised on a cashless basis. On September 17, 2007, the Company issued 10,000,000 ten year warrants to Crivello. As of December 27, 2007 the cash fee remains unpaid.

On December 26, 2007, Crivello agreed to the immediate termination of the warrants to purchase 10 million shares of Titan's common stock at a price of $1.30 per share without consideration. These pro forma statements have been prepared without regard for the warrant transactions.

Also on September 17, 2007, Titan consummated a Securities Purchase Agreement (the "Purchase Agreement") with YA Global Investments, L.P. ("YA Global") providing for the sale by Titan to YA Global of a secured convertible debenture in the principal amount of $6,000,000 (the "Debenture"), all of which was advanced immediately. Interest on the Debenture accrues at 10% per annum. The Debenture is convertible at the option of YA Global into shares of common stock of Titan at a price of $2.25 per share.

The Debenture matures on the third anniversary of the date of issuance (the "Maturity Date"). Beginning on May 1, 2008 and continuing on the first business day of each successive month Titan shall make payments by converting such installment payment into shares of common stock provided certain equity conditions are met. The conversion price is equal to the lower of (i) $2.25 per share, or (ii) 90% of the lowest daily volume weighted average price (“VWAP”) of the common stock during the 15 consecutive trading days immediately preceding the conversion date. Titan may also at its option choose to redeem a portion or all of the installment payment by paying such amounts in cash plus a redemption premium of 10%. Titan may defer the payment of any installment payment to the maturity date if the volume weighted average price of the common stock equals 110% of the applicable conversion price for the consecutive 5 trading days prior to the notice due date for the applicable installment payment. Each installment amount shall be equal to all accrued and unpaid interest, plus the lesser of (a) the product of (i) $200,000 multiplied by a fraction of which the numerator is the original principal amount and the denominator of which is the aggregate purchase price paid under the Purchase Agreement and (b) the principal amount of the Debenture on the installment payment date.

Titan has the right to redeem a portion or all amounts outstanding under the Debenture prior to the maturity date at a premium of 10% provided that (i) the VWAP of Titan’s Common Stock is less than the conversion price of $2.25; (ii) no event of default has occurred and (iii) the underlying Registration Statement is effective.

Under the Purchase Agreement, Titan also issued to YA Global warrants to purchase an aggregate of 1,050,000 shares of Titan’s common stock, half of which are exercisable at a price $2.47 and half of which are exercisable $2.81(collectively, the "Warrants"), exercisable for a period of five years.

In connection with the Purchase Agreement, Titan also entered into a registration rights agreement with YA Global (the "Registration Rights Agreement") providing for the filing of a registration statement (the "Registration Statement") with the Securities and Exchange Commission registering at least 4,600,000 shares of common stock issuable upon conversion of the Debentures and exercise of the Warrants. The Registration Statement must be filed no later than the 30th calendar day following the completion of the audit of Appco and USA Detergents, Inc. but not later than 90 days after the closing. Titan is obligated to use its best efforts to cause the Registration Statement to be declared effective within 90 days of filing and to insure that the registration statement remains in effect until all of the shares of common stock issuable upon conversion of the Debentures and exercise of the Warrants have been sold. In the event of a default of its obligations under the Registration Rights Agreement, including its agreement to file the Registration Statement with the Securities and Exchange Commission no later than December 17, 2007, or if the Registration Statement is not declared effective by March 17, 2008, it is required to pay to YA Global, as liquidated damages, for each thirty day period that the registration statement has not been filed or declared effective or ceases for any reason to be effective or YA Holdings is not permitted to utilize the prospectus therein for more than 30 consecutive calendar days or more than an aggregate of 40 calendar days during any 12-month period, liquidated damages equal to 2% of the aggregate purchase price up to a maximum of 24%.

The obligations of Titan under the Purchase Agreement were guaranteed by each of its subsidiaries including Appco. In addition, Titan and each of its subsidiaries granted a second position security interest in all of their assets to YA Global.

Substantially all of the proceeds of the YA Global are being held in escrow pending the completion of the appraisals of Appco’s leaseholder interests.

Titan paid Yorkville Advisors LLC a monitoring fee of $450,000 and paid YA Global a structuring fee of $25,000. The Real Estate Purchasers are controlled by YA Global which is managed by Yorkville Advisors LLC.

The acquisition is being accounted for as a purchase of the Appco assets by the Company and the Company has allocated the purchase price based on a preliminary estimate of the fair value of assets acquired and liabilities assumed. The Company is in the process of obtaining a business valuation of the Appco assets to assist with the final purchase price allocation.

The following unaudited pro forma condensed combined financial statements give effect to the acquisition of Appalachian Oil Company, Inc. (“Appco”) by Titan Global Holdings, Inc. (the “Company” or “Titan”) under the purchase method of accounting. The following unaudited pro forma condensed combined balance sheet of the Company and Appco as of August 31, 2007 is based on historical balance sheets and has been prepared to reflect the acquisition as if it had been consummated on August 31, 2007. Such pro forma information is based upon the historical consolidated balance sheet data of Titan and the historical balance sheet data of Appco as of August 31, 2007. The following unaudited pro forma condensed combined statement of operations combines the Company’s historical statement of operations for the years ended August 31, 2007 and 2006 with Appco’s adjusted historical statement of operations for the years ended August 31, 2007 and 2006 as if the acquisition were consummated on September 1, 2005.

Under the purchase method of accounting, the aggregate consideration paid is allocated to the tangible and identified intangible asset acquired and liabilities assumed on the basis of their fair values on the transaction date. Any excess purchase price is recorded as goodwill.

These unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values. The actual amounts recorded as of the completion of the acquisition may differ materially from the information presented in these unaudited pro forma condensed combined financial statements. In addition, the impact of ongoing integration activities could cause material differences in the information presented. These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and accompanying notes of the Company, as well as the sections entitled, "Management Discussion and Analysis or Plan of Operations" and "Risk Factors" included in the historical consolidated financial statements and accompanying notes of Titan contained in the annual report on Form 10-KSB for the year ended August 31, 2007 incorporated by reference herein, together with the audited financial statements of Appco for the eleven months ended August 31, 2007 and the years ended September 30, 2006 and 2005 included in the 8-K/A dated September 17, 2007 and filed on December 3, 2007.

The unaudited pro forma condensed combined financial statements are not necessarily indicative of the consolidated results of operations or financial condition of the combined company that would have been reported had the acquisition been completed as of the dates presented, and are not necessarily representative of future consolidated results of operations or financial condition of the combined company.

Unaudited Pro Forma Condensed Combined Balance Sheet
August 31, 2007
(In thousands)

	Titan Global Holdings, Inc.	Appalachian Oil Company, Inc.	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$1,190	$5,719	$5,425	1	$12,334
Restricted short-term investment	750	-	-		750
Investments	-	2,597	-		2,597
Accounts receivable - trade, net	12,699	5,545	-		18,244
Universal Service Fund fees recoverable	1,406	-	-		1,406
Inventories, net	1,663	4,751	3,137	2	9,551
Prepaid expenses and other current assets	2,015	491	-		2,506
Deferred income taxes	-	740	-		740
Total current assets	19,723	19,843	8,562		48,128

Equipment and improvements, net	2,326	14,512	(6,000)	3	10,838
Goodwill and intangible assets, net	23,650	-	17,473	1,2,3,6,7,8	41,123
Capitalized loan fees, net	412	-	1,117	1,7	1,529
Other assets	305	32	(32)	5	305
Total assets	$46,416	$34,387	$21,120		$101,923

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable, trade	$21,049	$14,029	$-		$35,078
Accrued liabilities	2,911	2,661	750	8	6,322
Deferred revenue	12,009	-	-		12,009
Short-term notes payable	72	-	-		72
Current portion of long-term debt	3,432	9,177	(6,650)	6,7	5,959
Current portion of litigation settlement	-	543	-		543
Other liabilities	-	279	(147)	2	132
Total current liabilities	39,473	26,689	(6,047)		60,115

Line of credit	11,677	-	-		11,677
Long-term seller-financed note, net of discount of $122	1,301	-	-		1,301
Redeemable, convertible preferred stock - 4,500 shares authorized, issued, and outstanding	4,743	-	-		4,743
Long-term debt	4,112	-	23,787	1,7	27,899
Long-term derivative liabilities	15,142	-	2,432	1,7	17,574
Litigation settlement	-	571	-		571
Asset retirement obligation	116	1,323	-		1,439
Deferred income taxes	-	582	-		582
Total liabilities	76,564	29,165	20,172		125,901
Stockholders' equity (deficit):
Common stock	50	32	(31)	5,7	51
Additional paid-in capital	21,968	-	979	7	22,947
Accumulated other comprehensive loss	-	(23)	-		(23)
Accumulated income (deficit)	(50,700)	5,213	-		(45,487)
Treasury stock, at cost, 1,087,307 shares	(1,466)	-	-		(1,466)
Total stockholders' equity (deficit)	(30,148)	5,222	948		(23,978)
Total liabilities and stockholders' equity (deficit)	$46,416	$34,387	$21,120		$101,923

The accompanying notes are an integral part of this unaudited pro forma condensed combined financial statement.

Unaudited Pro Forma Condensed Combined Statements of Operations
For the year ended August 31, 2007
(In thousands, except share and per share amounts)

	Titan Global Holdings, Inc.	Appalachian Oil Company, Inc.	Pro Forma Adjustments		Pro Forma

Net sales	$111,345	$418,940	$-		$530,285

Cost of sales	102,904	393,000	(536)	9	495,368

	8,441	25,940	536		34,917

Operating expenses	22,550	24,941	2,697	10	50,188

Income (loss) from operations	(14,109)	999	(2,161)		(15,271)

Other income (expenses):
Interest expense	(4,159)	(660)	(2,038)	11	(6,857)
Litigation settlement expense	-	(199)	-		(199)
Investment income	-	91	-		91
Other income	-	200	-		200
Loss on value of derivative instruments	(13,446)	-	(1,805)	12	(15,251)
Gain (loss) on extinguishment of debt	7,966	-	-		7,966

Income (loss) before income taxes	(23,748)	431	(6,004)		(29,321)
Provision for income taxes	-	(202)	202	13	-

Net income (loss)	$(23,748)	$229	$(5,802)		$(29,321)

Accrual of preferred stock dividend	(135)	-	-		(135)
Net income (loss) applicable to common shareholders	$(23,883)	$229	$(5,802)		$(29,456)

Net income (loss) applicable to common shareholders per share:
Basic and Diluted	$(0.49)	$-	$-		$(0.59)

Number of weighted average common shares outstanding:
Basic and Diluted	49,104,711	-	500,000		49,604,711

The accompanying notes are an integral part of this unaudited pro forma condensed combined financial statement.

Unaudited Pro Forma Condensed Combined Statements of Operations
For the year ended August 31, 2006
(In thousands, except share and per share amounts)

	Titan Global Holdings, Inc.	Appalachian Oil Company, Inc.	Pro Forma Adjustments		Pro Forma

Net sales	$109,802	$398,620	$-		$508,422

Cost of sales	95,698	372,325	886	9	468,909

	14,104	26,295	(886)		39,513

Operating expenses	12,088	25,125	2,705	10	39,918

Income (loss) from operations	2,016	1,170	(3,591)		(405)

Other income (expenses):
Interest expense	(4,695)	(589)	(2,109)	11	(7,393)
Litigation settlement expense	-	(2,191)	-		(2,191)
Other income	-	353	-		353
Gain (loss) on value of derivative instruments	(1,740)	-	88	12	(1,652)
Loss on extinguishment of debt	(695)	-	-		(695)

Loss before income taxes	(5,114)	(1,257)	(5,612)		(11,983)
Provision for income taxes	-	509	(509)	13	-

Net loss	$(5,114)	$(748)	$(6,121)		$(11,983)

Accrual of preferred stock dividend	(270)	-	-		(270)
Net income (loss) applicable to common shareholders	$(5,384)	$(748)	$(6,121)		$(12,253)

Net loss applicable to common shareholders per share:
Basic and Diluted	$(0.13)	$-	$-		$(0.29)

Number of weighted average common shares outstanding:
Basic and Diluted	41,611,220	-	500,000		42,111,220

The accompanying notes are an integral part of this unaudited pro forma condensed combined financial statement.

The unaudited pro forma condensed combined financial statements give effect to the transaction described in item 2.01 as if had occurred on August 31, 2007 for purposes of the pro forma combined condensed balance sheet and September 1, 2005 for the purposes of the pro forma condensed combined statements of operations for the years ended August 31, 2007 and 2006. The pro forma statements of operations do not include any restructuring charges that may arise with respect to Titan as a result of the transaction described in item 2.01. Adjustments to the unaudited pro forma condensed combined financial statements as follows:

1. As part of the Appco acquisition, the Company was required to obtain a $5,000 letter of credit. The Company raised the funds required through the issuance of $6,000 in convertible debentures from YA Global shown as long-term debt. The Company received $5,425, net of $575 in loan fees, in cash. The Company also issued warrants to purchase 1,050,000 shares of common stock to YA Global as additional consideration for financing. The value of the warrants at August 31, 2007 was $1,629. These warrants are accounted for as a freestanding warrant instruments and therefore must be re-valued at fair market each reporting period.

2. Prior to the acquisition, Appco inventory was accounted for under the LIFO (Last In/First Out) basis. After the acquisition, the inventory will be accounted for under the FIFO (First In/First Out) basis. The retrospective change would have resulted in an increase of inventory by $3,137. As a result of the change in accounting principle, the Company eliminated the Appco LIFO reserve of $147.

3. Immediately after the acquisition, the Company sold property and land in a sale leaseback transaction with a net book basis of $6,000. These assets were increased by $9,000 to record the fair value of the assets from the closing purchase price allocation entries. These were offset by the sale of the related real property for $15,000 in a sale leaseback transaction.

4. Includes the retirement of debt, the issuance of new debt, the accrual of capitalized loan fees, and the issuance of stock described in the pro forma adjustments 6 and 7. Includes the sale/leaseback of property and the change in inventory valuation methods described in pro forma adjustments 2 and 3. Includes the finders’ fee cash obligation described in pro forma adjustment 8. Also includes the issuance of freestanding warrant instruments described in pro forma adjustments 1, 7 and 8.

5. Includes the elimination of the Appco common stock valued at $32 to the parent company investment.

6. As part of the acquisition, $9,177 related to the previously existing debt at Appco was retired at closing. All of this debt was classified as current.

7. To fund the acquisition, the Company borrowed $20,314 from Greystone. $2,527 of this debt is classified as the current portion of long term debt and will be paid within one year. The remaining $17,787 is classified as long term. There was $542 of capitalized loan fees related to this debt transaction. The Company issued warrants to purchase 500,000 shares of common stock to Greystone as additional consideration for financing. The value of the warrants at August 31, 2007 was $803. These warrants are accounted for as a freestanding warrant instrument and therefore must be re-valued at fair market reporting period. The Company also issued 500,000 shares of stock to Greystone. The common stock market price was $1.96. The common stock on the balance sheet was valued at $0.50 rounded up to $1, which was 500,000 shares of common stock valued at the $.001 par value. The remaining $979 is accounted for as additional paid-in capital.

8. The Company has an obligation to pay $750 in cash to the Crivello Group, LLC as consideration for its finders’ fee.

9. Includes a decrease to Cost of Sales of $536 and an increase to Cost of Sales of $886 related to adjusting inventory to the FIFO basis for FY 2007 and 2006 respectively.

10. Includes an increase to Operating expenses of $1,650 each year related to an increase in rent expense for the properties that were sold, a $1,700 increase related to the amortization of intangible assets, and a decrease of $653 and $645 related to removing the depreciation expense on the items sold for FY 2007 and 2006, respectively.

11. Includes a $2,326 increase each year in interest expense related to the new debt arrangements related to the acquisition, a $372 increase each year in interest expense related to the amortization of capitalized loan fees, and a $660 and $589 decrease in interest expense related to removing the pre-acquisition debt and related interest expense for FY 2007 and FY 2006, respectively.

12. Includes a $587 additional loss and a $27 gain on the value of derivative instruments for FY 2007 and FY 2006, respectively, related to the fair market value of the 500,000 warrants granted to Greystone. Also includes a $1,218 additional loss and a $61 gain for FY 2007 and FY 2006, respectively, on the value of derivative instruments related to the fair market value of the 1,050,000 warrants granted to YA Global.

13. Includes the elimination of the provision for income taxes.